## PURCHASE AGREEMENT

5th June B.T.

THIS AGREEMENT dated the [redacted]th day of [redacted], 2008.

AMONG:

**DOUBLE HALO RESOURCES LTD.**

(the "Purchaser")

AND:

**GREAT NORTHERN OILSANDS INC.**

(the "Seller")

WHEREAS:

A. The Seller is the owner of the Assets; and

B. The Seller wishes to sell and the Purchaser wishes to buy the Assets.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

### 1. Definitions

1.1 In this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a) "Agreement" means this purchase agreement and the schedules thereto;

(b) "Assets" means the Units , the Shares and the Leases;

(c) "Leases" means interest in the leases described in schedule "A" hereto;

(d) "Royalty" means that 1% overriding royalty on Park Place Energy (Canada) Inc.'s share of production from the Morgan Highpoint Project lands in Tennessee as provided for in a letter agreement between the Seller and Park Place Energy (Canada) Inc. dated November 30, 2007;

(e) "Shares" means the one issued and outstanding common share of Patch Oilsands Ltd., the general partner of the Patch Oilsands Limited Partnership; and

(f) "Units" means the 1,470,000 cash units and 403,279 share units of the Patch Oilsands Limited Partnership owned by the Seller.

## 2. Purchase

2.1 Based and relying on the representations set forth in Section 3 hereof, the Purchaser agrees to purchase and the Seller agrees to sell, assign and transfer all of its interest in the Assets for a purchase price of $32,000 ("Purchase Price") paid simultaneously with the full execution of this Agreement.

## 3. Representations and Warranties

3.1 The Seller hereby represents and warrants as follows, and acknowledges that the Purchaser is relying on same in connection with the transactions contemplated herein:

(a) it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder;

(b) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms;

(c) the execution an delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i) result in the breach or violate any term or provision of its constating documents; or

(ii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which it is a party or by which it is bound or to which any property of it is subject or results in the creation of any lien, charge or encumbrance upon any of its assets under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to it;

(d) it holds the Assets free and clear of any liens, charges or encumbrances; and

(e) it has not otherwise assigned any interest in the Assets in whole or in part to a third party.

3.2 The Purchaser hereby represents and warrants as follows, and acknowledges that the Seller is relying on same in connection with the transactions contemplated herein:

(a) it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has the corporate power and authority to enter into this Agreement and perform its obligations hereunder;

(b) this Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms; and

(c) the execution an delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

(i) result in the breach or violate any term or provision of its constating documents; or

(ii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, licence, permit or authority to which it is a party or by which it is bound or to which any property of it is subject or results in the creation of any lien, charge or encumbrance upon any of its assets under any such agreement or instrument, or give to others any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, licence, permit or authority; or

(iii) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to it.

**4. Entire Agreement**

4.1 This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties hereto relating to the subject matter hereof.

**5. Time of Essence**

5.1 Time shall be of the essence of this Agreement.

**6. Counterpart Executions and Facsimile Transmissions**

6.1 This Agreement may be executed in counterparts, each of which when delivered (whether in originally executed form or by facsimile transmission) shall be deemed to be an original and both of which together shall constitute one and the same document.

**7. Expenses**

7.1 Each party shall be responsible for its own expenses relating to this Agreement.

**8. Further Assurances**

8.1 The parties will do all such further acts and things and will execute such further documents and agreements as may be necessary to give effect to the terms and conditions of this Agreement.

**9. Waiver**

9.1 Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

**10. Governing Law**

10.1 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of date first above written.

**GREAT NORTHERN OILSANDS INC.**

Per: ______________________
Authorized Signatory

**DOUBLE HALO RESOURCES INC.**

Per: ______________________
Authorized Signatory

## SCHEDULE "A"

## THE LEASES

| LEASE DESCRIPTION | LAND DESCRIPTION | SELLER'S INTEREST | ENCUMBRANCES |
|---|---|---|---|
| Alberta Crown PNG Lease #0403050008 | N 22, 12-5 W4M PNG below base Med. Hat to base Mannville | 20% | Crown Royalty & 0.5% GOR payable to Covenant Resources Ltd. |
| Worsley | Twp 87, Rge 7W6 | 50% BPO | 1% GOR Bounty<br>1%Tiell Resources |

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